Report of Independent Registered Public Accounting Firm


To the Trustees and Shareholders of
    Gartmore Mutual Funds

In planning and performing our audit
of the financial statements of
the Gartmore U. S. Growth Leaders
Long-Short Fund, NorthPointe Small
Cap Value Fund, Nationwide Fund,
Bond Fund, Emerging Markets Fund,
Tax-Free Income Fund, Value
Opportunities Fund, Morley Enhanced
Income Fund, Morley Capital Accumulation
Fund, Government Bond Fund, Money
Market Fund, Small Cap Index Fund,
High Yield Bond Fund, Small Cap Fund,
Gartmore S&P 500 Index Fund, Gartmore
Mid Cap Market Index Fund, Global Tech &
Communications Fund, International
Small Cap Growth Fund, International
Index Fund, International Growth Fund,
Gartmore Mid Cap Leaders Fund, Global
Health Sciences Fund, Large Cap Value
Fund, Gartmore Investor Destinations
Aggressive Fund, Gartmore Investor
Destinations Moderately Aggressive Fund,
Gartmore Investor Destinations Moderate
Fund, Gartmore Investor Destinations
Moderately Conservative Fund, Gartmore
Investor Destinations Conservative Fund,
Bond Index Fund, Growth Fund, Global
Financial Services Fund, Micro Cap
Equity Fund, Global Utilities Fund,
U.S. Growth Leaders Fund, Mid Cap
Growth Fund, Nationwide Leaders Fund,
Worldwide Leaders Fund, Global National
Resource Fund, China Opportunities Fund,
NorthPointe Small Cap Growth Fund,
Gartmore Optimal Allocations Fund:
Aggressive, Gartmore Optimal Allocations
Fund: Moderate, Gartmore Optimal Allocations
Fund: Moderately Aggressive and Gartmore
Optimal Allocations Fund: Specialty
(forty-five funds of Gartmore Mutual
Funds, hereafter referred to as the "Funds") for the year ended October 31, 2004, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Funds is
responsible for establishing and
maintaining internal control.  In
fulfilling this responsibility, estimates and judgments by management are require to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in
Internal control, errors or fraud
may occur and not be detected.
Also, projection of any evaluation of
internal control to future periods is
subject to the risk that controls may
become inadequate because of changes in
conditions or that the effectiveness of
their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the Public Company
Accounting Oversight Board (United States).
A material weakness, for purposes
of this report, is a condition in
which the design or operation of one
or more of the internal control
components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted no matters involving
internal control and its operation,
including controls for safeguarding
securities, that we consider to be material weaknesses as defined above as of October 31, 2004.

This report is intended solely
for the information and use of the
Board of Directors, management and the
Securities and Exchange Commission
and is not intended to be and should
not be used by anyone other than
these specified parties.



December 27, 2004

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